Neffs Bancorp - 8K

EXHIBIT 99

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:
Kevin A. Schmidt (schmidtk@neffsnatl.com)
Vice President
(610) 767-3875

David C. Matulevich (matulevichd@neffsnatl.com)
Treasurer/Secretary
(610) 767-3875

Neffs Bancorp, Inc. Announces
Plan to Deregister

Neffs, PA, March 17, 2011—Neffs Bancorp, Inc. (the “Company”) (NEFB.PK), the parent company of The Neffs National Bank (“Bank”), announced today that its Board of Directors has unanimously approved a plan to deregister the Company’s common stock under the Securities Exchange Act of 1934, as amended, and therefore end the Company’s obligation to file reports with the Securities and Exchange Commission (the “SEC”).  The plan will be accomplished through a merger transaction with an interim corporation to be established by the Company, together with a share reclassification, as discussed below.

Based on the Company’s current shareholder census, management expects that the merger and reclassification will reduce the Company’s number of record shareholders of common stock to fewer than 300, thereby enabling the Company to cease filing periodic reports, proxy statements and other reports under the Securities Exchange Act of 1934.  In addition, deregistration will enable the Company to avoid the costs and burdens associated with the Sarbanes-Oxley Act, which is particularly onerous for smaller companies such as Neffs Bancorp, Inc., as well as additional costs and burdens that are being placed on public companies as a result of the Dodd-Frank Act.  Management estimates that the termination of the Company’s registration under the Securities Exchange Act will result in significant cost savings. The Company intends to continue to have its financial statements audited and expects to make annual financial information publicly available.  In addition to anticipated cost savings, the Company expects that the reduced burden on management will allow management to focus more attention on customers and the communities where it operates.

Speaking on behalf of the Board of Directors, John J. Remaley, President of Neffs Bancorp, Inc and Chairman of the Board of Directors of The Neffs National Bank, stated, “The Board firmly believes that the costs and burdens of continuing to remain a public company in today’s regulatory environment are just not warranted, especially given the Company’s size and very limited trading activity.”  Mr. Remaley added, “The proposed transaction represents the best possible way for the Company to enhance profitability and retain its focus in the face of high compliance costs and other burdens of being a public company.  Also, it is important to note that there will be no changes in the operations of the Company or its subsidiary, The Neffs National Bank, as a result of the transaction.”

The Company’s Board has structured the transaction so that, as a result of the merger of the to-be-formed interim corporation into the Company and the share reclassification, the following would occur:

•	Shareholders of record owning 25 or fewer shares of common stock of the Company will receive $286 in cash for each share held;

•
Shareholders of record owning more than 25 but fewer than 101 shares of common stock of the Company will have the option of choosing between $286 in cash per share or receipt of shares of a proposed new class of preferred stock of the Company called “Series A Preferred Stock” on a share for share basis; and

•	Shareholders of record owning 101 or more shares of common stock of the Company will retain their shares without change.

A shareholder “of record” is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds separate certificates individually; as a joint tenant with someone else; as trustee; and in an individual retirement account, those four certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares. As a result, a single shareholder with more than 100 shares held in various accounts could receive cash and/or Series A Preferred Stock in the transaction for all of his or her shares if those accounts individually hold 100 or fewer shares.  For further information regarding your shareholder accounts as held at the Company, and your options with respect to your shares prior to the record date of April 15, 2011, please contact either Kevin A. Schmidt or David C. Matulevich at (610) 767-3875.

If necessary, the Company may limit the amount of cash payable in the transaction to an amount no less than $3.5 million, which would enable more than 80% of shares held by all record shareholders owning more than 25 shares but fewer than 101 shares as of March 17, 2011 to be exchanged for $286 in cash. At the time of election, if there are more shareholders electing cash than is available, priority will be given to shareholders who were holders of record and owned fewer than 101 shares as of March 17, 2011.  The cash limit will not be applicable if shareholder elections, when combined with the cash to be paid to shareholders of record owning 25 or fewer shares, would result in total cash payments that would be less than $3.5 million.

The preferred stock will have priority as to the payment of cash dividends relative to the common stock, and will convert to common on a share for share basis in the event of a change in control of the Company.  The preferred stock generally will not have voting rights.

The proposed transaction is subject to shareholder approval.  The Company expects to present the proposal for approval by shareholders at the Company’s annual meeting of shareholders currently anticipated to be held in June 2011.

The last reported trade in the Company’s common stock was for $260 per share.

The Company also announced that it will no longer serve as its own transfer agent, but has engaged the Registrar and Transfer Company to serve as the Company’s transfer agent.  In the future, if you wish to conduct transactions in the Company’s common stock, or if you require a change of address, records, or information about lost stock certificates, and your stock is not held in a brokerage account, please contact the Registrar and Transfer Company at (800) 368-5948.

About The Neffs National Bank
The Bank provides a full range of retail and commercial banking services for consumers and small and mid-sized companies.  The Bank’s lending and investment activities are funded principally by retail deposits gathered through its retail banking facility.

Forward Looking Statements
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because they will include words such as “believes,” “anticipates” or “expects,” or words of similar import. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, among others, the Company’s ability to complete the going private transaction in a timely manner or at all, the failure of the Company’s shareholders to approve the proposed transaction, the risk that the cost savings from the proposed transaction may not be fully realized or may take longer to realize than expected, and other factors discussed in the Company’s filings with the SEC.  Investors should consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

Important Legal Information
This press release is not a request for a proxy or an offer to acquire or sell any securities.  The proposed transaction will be submitted to shareholders of Neffs Bancorp, Inc. for their consideration.  The Company will file a proxy statement, a Schedule 13E-3 and other relevant documents concerning the proposed transaction with the SEC.  A copy of the definitive proxy statement will be sent to all current shareholders in advance of the shareholders’ meeting.  You are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Neffs Bancorp, Inc. at the SEC’s internet site (http://www.sec.gov).  Copies of the proxy statement can be obtained, when available and without charge, by directing a request to Neffs Bancorp, Inc., 5629 Route 873, Neffs, Pennsylvania 18065, Attn: David C. Matulevich, Corporate Secretary.

Neffs Bancorp, Inc. and its directors and executive officers may be deemed to be “participants in the solicitation” of shareholders in connection with the proposed transaction.  Information concerning the directors and executive officers and their direct or indirect interests, by security holdings or otherwise, can be found in the definitive proxy statement of Neffs Bancorp, Inc. filed with the SEC on March 25, 2010.